     As filed with the Securities and Exchange Commission on January 2, 1997
                                                      REGISTRATION NO. 333-02129
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  --------------------------------------------



AMERICA WEST HOLDINGS CORPORATION                           DELAWARE                           APPLIED FOR

AMERICA WEST AIRLINES, INC.                                 DELAWARE                           86-041825
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)      (STATE OR OTHER JURISDICTION OF    (IRS EMPLOYER
                                                            INCORPORATION OR ORGANIZATION)     IDENTIFICATION NO.)

                  --------------------------------------------

                                      4512
                          (PRIMARY STANDARD INDUSTRIAL
                           CLASSIFICATION CODE NUMBER)

                  --------------------------------------------


                         4000 EAST SKY HARBOR BOULEVARD
                             PHOENIX, ARIZONA 85034
                                 (602) 693-0800
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                  --------------------------------------------


                               STEPHEN L. JOHNSON
                             SENIOR VICE PRESIDENT
                         4000 EAST SKY HARBOR BOULEVARD
                             PHOENIX, ARIZONA 85034
                                 (602) 693-0800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                  --------------------------------------------


                                 With Copies to:
                                 DAVID J. GRAHAM
                             ANDREWS & KURTH L.L.P.
                            4200 TEXAS COMMERCE TOWER
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200

                  --------------------------------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time, which time is to be determined by the Selling Securityholders.

         If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                  --------------------------------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

         This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the adoption by America West Airlines, Inc., a Delaware corporation ("AWA"), of a holding company form of organizational structure. The holding company organizational structure was implemented pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among AWA, America West Holdings Corporation, a Delaware corporation ("Holdings"), and AWA Merger, Inc., a Delaware corporation and wholly owned subsidiary of Holdings ("Merger Sub"), which provides for, among other things, the merger (the "Merger") of Merger Sub with and into AWA, with AWA as the surviving corporation. Pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, stockholder approval was not required for the Merger.

         As a result of the Merger, which was consummated at midnight on December 31, 1996, AWA became a direct wholly owned subsidiary of Holdings, each share of Class B Common Stock of AWA issued and outstanding or held in treasury was converted into and exchanged for one share of Class B Common Stock of Holdings and each share of Class A Common Stock of AWA issued and outstanding or held in treasury was converted into and exchanged for one share of Class A Common Stock of Holdings.

         Also as a result of the Merger, each Warrant issued by AWA, which prior to the effective time of the Merger entitled the holder thereof to purchase one share of Class B Common Stock of AWA, entitles the holder of such Warrant to purchase one share of Class B Common Stock of Holdings. The Warrants will remain an obligation of AWA and Holdings has granted AWA options entitling AWA to purchase Class B Common Stock of Holdings to fulfill AWA's obligations under the Warrants.

         In accordance with Rule 414, Holdings, as the successor issuer of the Class A and Class B Common Stock, hereby expressly adopts this registration statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

         The registration fees were paid at the time of the original filing of this registration statement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 2nd day of January, 1997.


                                   AMERICA WEST HOLDINGS CORPORATION


                                   By: /s/ Stephen L. Johnson
                                       -------------------------------------
                                       Stephen L. Johnson
                                       Senior Vice President - Legal Affairs


                                   AMERICA WEST AIRLINES, INC.


                                   By: /s/ Stephen L. Johnson
                                       -------------------------------------
                                       Stephen L. Johnson
                                       Senior Vice President - Legal Affairs


         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities indicated, on this 2nd day of January, 1997.




SIGNATURE                                                     TITLE
         *                                           Chairman of the Board and Chief Executive Officer
William A. Franke

/s/ Richard R. Goodmanson                            Executive Vice President and Director
---------------------------
Richard R. Goodmanson

         *                                           Senior Vice President and Chief Financial Officer
W. Douglas Parker

         *                                           Vice President and Controller
Michael R. Carreon

         *                                           Director
Julia Chang Bloch

         *                                           Director
Stephen F. Bollenbach

         *                                           Director
Frederick W. Bradley,   Jr.

                                                     Director
James G. Coulter

         *                                           Director
John F. Fraser

         *                                           Director
John L. Goolsby

         *                                           Director
Richard C. Kraemer

         *                                           Director
John R. Power, Jr.

         *                                           Director
Larry L. Risley

         *                                           Director
Frank B. Ryan

         *                                           Director
Richard P. Schifter

         *                                           Director
John F. Tierney

         *                                           Director
Raymond S. Troubh


*By:  /s/ Stephen L. Johnson
     ---------------------------------------
     Stephen L. Johnson
     Senior Vice President - Legal Affairs
     as Attorney-in-Fact
     for the persons named above